UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

NEWALLIANCE BANCSHARES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-32007	52-2407114
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)787-1111

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 15, 2011, pursuant to the terms the Agreement and Plan of Merger, dated August 18, 2010, as amended September 27, 2010 (the “Merger Agreement”) among NewAlliance Bancshares, Inc. (“NewAlliance”), First Niagara Financial Group, Inc. (“First Niagara”), and FNFG Merger Sub, Inc., a wholly owned subsidiary of First Niagara (“Merger Sub”), Merger Sub merged with and into NewAlliance, whereupon the separate corporate existence of Merger Sub ceased and NewAlliance became a wholly-owned subsidiary of First Niagara (the “Merger”). Following the consummation of the Merger, NewAlliance was merged with and into First Niagara, whereupon the separate corporate existence of NewAlliance ceased.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, NewAlliance notified the New York Stock Exchange (the “NYSE”) on April 15, 2011 of such consummation and requested that the NYSE file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that the shares of NewAlliance’s common stock are no longer listed on the NYSE.  The disclosure under Item 3.03 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The stockholders of NewAlliance approved the adoption of the Merger Agreement at NewAlliance’s Special Meeting of Stockholders held on December 20, 2010, and the Merger was consummated on April 15, 2011.

Under the terms of the Merger Agreement, each outstanding share of common stock of NewAlliance (each, a “NewAlliance Share”) was cancelled and converted into the right to receive, at the holder’s election, either 1.10 shares of common stock of First Niagara or $14.28 in cash, without interest, subject to adjustment, election and allocation procedures specified in the Merger Agreement, which provides that an aggregate 86% of such outstanding NewAlliance Shares will be converted into the right to receive common stock of First Niagara and an aggregate 14% of such outstanding NewAlliance Shares will be converted into the right to receive cash.

Upon the effective time of the Merger, holders of NewAlliance’s common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders of NewAlliance (other than their right to receive the merger consideration).

The foregoing summary of the Merger Agreement, and the transaction contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of NewAlliance occurred, and Merger Sub merged with and into NewAlliance, with NewAlliance continuing as the surviving corporation and a wholly-owned subsidiary of First Niagara.  As described in the Introductory Note above, following the consummation of the Merger on April 15, 2011, NewAlliance was merged with and into First Niagara, whereupon the separate corporate existence of NewAlliance ceased. The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, all of the members of NewAlliance’s board of directors resigned and were replaced by the directors of Merger Sub at the effective time of the Merger. As described in the Introductory Note above, following the consummation of the Merger on April 15, 2011, NewAlliance was merged with and into First Niagara, whereupon the separate corporate existence of NewAlliance ceased.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger dated as of August 18,2010 by and among First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc. and FNFG Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 of NewAlliance’s Current Report of Form 8-K, filed on August 20, 2010).

2.2	First Amendment to the Agreement and Plan of Merger dated as of September 27, 2010 by and among First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc. and FNFG Merger Sub, Inc. (incorporated herein by reference to NewAlliance’s Proxy Statement on Form 14A, filed November 5, 2010, Appendix A2, File No. 001-32007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
(successor to NewAlliance Bancshares, Inc.)

DATE: April 18, 2011

By: /s/ Gregory W. Norwood
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 18,2010 by and among First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc. and FNFG Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 of NewAlliance’s Current Report of Form 8-K, filed on August 20, 2010).

2.2	First Amendment to the Agreement and Plan of Merger dated as of September 27, 2010 by and among First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc. and FNFG Merger Sub, Inc. (incorporated herein by reference to NewAlliance’s Proxy Statement on Form 14A, filed November 5, 2010, Appendix A2, File No. 001-32007).